UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2007

INTERACTIVE DATA CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	001-31555	13-3668779
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

32 Crosby Drive, Bedford, Massachusetts	01730
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 687-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

TABLE OF CONTENTS

Item 1.01.	Entry into Material Definitive Agreement.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 9.01.	Financial Statements and Exhibits.

SIGNATURE

Ex-99.1	2007 Executive Management Bonus Plan

Item 1.01.	Entry into Material Definitive Agreement.

Amendment to the Compensation Plan for Non-Employee Directors

At a meeting on May 23, 2007, the Board of Directors approved a modification to the compensation paid to members of the Company’s Board of Directors other than members who are employees of the Company or Pearson plc (“Non-Employee Directors”) pursuant to the Company’s Compensation Plan for Non-Employee Directors (the “Director’s Plan”). Commencing May 23, 2007, each Non-Employee Director who serves as a member of the Compensation Committee Subcommittee will receive an annual retainer of $1,000 for such service (in addition to any other fees such Director is entitled to pursuant to the terms of the Director’s Plan).

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of 2007 Executive Management Bonus Plan

The Compensation Committee of the Board of Directors of Interactive Data Corporation (the “Company”) adopted the 2007 Executive Management Bonus Plan (the “2007 Plan”) at a meeting held on May 22, 2007. The 2007 Plan provides for the payment of cash bonuses to certain of the Company’s executive officers based on the attainment of specified objectives. Pursuant to the terms of the 2007 Plan, the cash bonuses for each of the executive officers (as a percentage of base salary) is based on each of the following performance metrics: (i) adjusted revenue, (ii) adjusted earnings before interest, taxes and amortization (EBITA), (iii) cash conversion and (iv) non-financial measures, weighted 25%, 40%, 15%, 20%, respectively. The cash bonus potential for Stuart Clark, the Company’s President and Chief Executive Officer, was approved by the Board of Directors of the Company on May 23, 2007. Attached as Exhibit 99.1 is a summary of the 2007 Plan.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1.	2007 Executive Management Bonus Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERACTIVE DATA CORPORATION

Date: May 29, 2007	By:	/s/ Andrew J. Hajducky III
	Name:	Andrew J. Hajducky III
	Title:	Executive Vice President and Chief Financial Officer